UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

June 22, 2006 (June 21, 2006)

Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION

(Exact name of registrant as specified in its charter)

VERMONT

(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE

COLCHESTER, VT 05446

(Address and zip code of principal executive offices)

(802) 864-5731

(Registrant’s telephone number, including area code)

N/A

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2006, Green Mountain Power Corporation, a Vermont corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger, dated as of June 21, 2006 (the “Merger Agreement”), by and among Northern New England Energy Corporation, a Vermont corporation (“Parent”), Northstars Merger Subsidiary Corporation, a Vermont corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). The Company will be the surviving company in the Merger as a wholly-owned subsidiary of Parent.

Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $3.33 1/3 per share (“Company Common Stock”, together with each associated share purchase right under the Rights Agreement (as defined below), “Shares”) (other than Shares which are held by any wholly-owned subsidiary of the Company or in the treasury of the Company or which are held by Parent or Merger Sub, or any direct or indirect wholly-owned subsidiary of Parent, all of which shall cease to be outstanding and shall be canceled and none of which shall receive any payment with respect thereto, and dissenting shares), will be converted into the right to receive $35.00 in cash (the “Merger Consideration”), without interest thereon.

The Company and Parent have made customary representations, warranties and covenants in the Merger Agreement. In particular, the Company covenants to Parent, subject to certain exceptions, (1) not to (A) solicit or knowingly encourage or facilitate the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as such term is defined in the Merger Agreement) or (B) initiate, solicit or encourage, or participate in any discussions or negotiations with, or furnish or disclose any non-public information to, any person (other than Parent or Merger Sub) in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to, any Acquisition Proposal; (2) for its Board of Directors not to withdraw, amend, modify or change the Company Board Recommendation (as such term is defined in the Merger Agreement) in a manner adverse to Parent; and (3) to use its best efforts to convene a special meeting of the Company’s shareholders to consider and vote upon the approval of the Merger Agreement and the Merger.

Consummation of the Merger is subject to a number of customary conditions, including, among others, (1) approval by a majority of the votes entitled to be cast by the holders of the Company’s Common Stock; (2) receipt of all necessary consents and approvals, including the receipt of final orders from governmental entities such as the Federal Energy Regulatory Commission and the Vermont Public Service Board; (3) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (4) the exercise of dissenters’ rights by not more than 10% of the outstanding shares of Company Common Stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, Gaz Métro Limited Partnership, a limited partnership organized under the laws of the Province of Québec and the parent entity of Parent (“GazMét”), entered into an agreement whereby GazMét agreed to cause Parent to timely perform all of its obligations under the Merger Agreement.

On June 22, 2006, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Actions Under the Company’s 2000 and 2004 Stock Incentive Plans (the “Plans”)

On June 21, 2006, the Compensation Committee of the Company’s Board of Directors (the “Committee”), unanimously approved two actions under the Company’s Plans. The Plans provide that outstanding Awards (as defined in the Plans) are automatically cancelled in exchange for a cash payment based on the Change in Control Price (as defined in the Plans), upon the occurrence of a Change in Control (as defined in the Plans), unless the Committee determines otherwise. The Committee’s resolution provides that outstanding awards will be cancelled, in exchange for a cash payment based on the Merger Consideration, upon completion of the Merger.

The Plans also provide that a participant may require the Company to make a cash payment in exchange for the cancellation of Awards based on the Change in Control Price (as defined in the Plans), determined as of the date of the participant’s election. The Committee’s resolution approved a cancellation of this election in the case of Awards (as defined in the Plans) held by the Company’s executive officers and directors, subject to the consent of the affected participants.

The Committee resolutions approving these actions are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference. The form of consent to be executed by the Company’s executive officers and directors is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Supplemental Retirement Plans

The Company and certain executives are parties to Supplemental Retirement Plan agreements (the “SERPs”). The SERPs provide certain rights and benefits to executive officers of the Company in the event of a Change in Control (as defined in the SERPs). The additional rights and benefits include, for example, accelerated vesting and additional years of service credit. On June 21, 2006, the Committee adopted a resolution that amends the SERPs, subject to the consent of the affected executive officers. The amendment provides that neither the execution of the Merger Agreement, the shareholders’ approval of the Merger or the completion of the Merger will constitute a Change in Control (as defined in the SERPs) for purposes of the SERPs.

The Committee resolutions approving the amendment of the SERPs is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The form of consent to be executed by the Company’s executive officers is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Rights Agreement

Also in connection with the Merger Agreement, on June 21, 2006, the Company executed an amendment to its Rights Agreement, dated as of June 17, 1998, between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as rights agent (the “Rights Agreement”). The amendment provides that the execution of, and the consummation of the transaction contemplated by, the Merger Agreement shall not cause (i) Parent, its Affiliates (as defined in the Rights Agreement) or its Associates (as defined in the Rights Agreement) to be deemed an Acquiring Person (as defined in the Rights Agreement) or (ii) a Distribution Date (as defined in the Rights Agreement), Shares Acquisition Date (as defined in the Rights Agreement) or Triggering Event (as defined in the Rights Agreement) to be deemed to have occurred.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment to the Rights Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement was filed with our Current Report on Form 8-K dated June 17, 1998 and is incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

See Item 1.01 above, which is incorporated herein by reference.

Section 8 — Other Events

Item 8.01 Other Events.

On June 21, 2006, Merger Sub entered into employment agreements with the following employees of the Company: Christopher L. Dutton, Robert J. Griffin, Mary G. Powell, Donald J. Rendall, Jr., Robert E. Rogan, Dawn D. Bugbee and Walter S. Oakes. These agreements generally provide that they shall become effective as of the Effective Time of the Merger (as such term is defined in the Merger Agreement) and that the employees subject to the employment agreements will continue to be employed by the Company for a period of three years following the Effective Time. Each agreement contains provisions relating to compensation, benefits, the applicable employee’s rights upon a Change of Control (as such term is defined in the employment agreement), confidentiality and the effect of the termination of an employee’s employment.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger by and among Northern New England Energy Corporation, Northstars Merger Subsidiary Corporation and Green Mountain Power Corporation, dated as of June 21, 2006.

4.1	Rights Agreement, dated June 17, 1998, between Green Mountain Power Corporation and Mellon Investor Services, LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (incorporated by reference from Exhibit 4.a.1 from the Company’s Current Report on Form 8-K filed on June 19, 1998).

4.2	Amendment to Rights Agreement, dated June 21, 2006, between Green Mountain Power Corporation and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.).

10.1	Resolutions of the Compensation Committee of the Board of Directors of the Company adopted on June 21, 2006, approving certain actions under the 2000 and 2004 Stock Incentive Plans.

10.2	Form of consent provided by the Company’s executive officers and directors in connection with Awards issued under the 2000 and 2004 Stock Incentive Plans.

10.3	Resolutions of the Compensation Committee of the Board of Directors of the Company adopted on June 21, 2006, amending certain executive Supplemental Retirement Plans.

10.4	Form of consent provided by the Company’s executive officers in connection with the Amendments to the Supplemental Retirement Plans.

99.1	Press release, dated June 22, 2006, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)

By: /s/ Dawn D. Bugbee	June 22, 2006
Dawn D. Bugbee Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	Date

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger by and among Northern New England Energy Corporation, Northstars Merger Subsidiary Corporation and Green Mountain Power Corporation, dated as of June 21, 2006.

4.1	Rights Agreement, dated June 17, 1998, between Green Mountain Power Corporation and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (incorporated by reference from Exhibit 4.a.1 from the Company’s Current Report on Form 8-K filed on June 19, 1998).

4.2	Amendment to Rights Agreement, dated June 21, 2006, between Green Mountain Power Corporation and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.).

10.1	Resolutions of the Compensation Committee of the Board of Directors of the Company adopted on June 21, 2006, approving certain actions under the 2000 and 2004 Stock Incentive Plans.

10.2	Form of consent provided by the Company’s executive officers and directors in connection with Awards issued under the 2000 and 2004 Stock Incentive Plans.

10.3	Resolutions of the Compensation Committee of the Board of Directors of the Company adopted on June 21, 2006, amending certain executive Supplemental Retirement Plans.

10.4	Form of consent provided by the Company’s executive officers in connection with the Amendments to the Supplemental Retirement Plans.

99.1	Press release, dated June 22, 2006, issued by the Company.